Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

Laval, Quebec — June 27, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) (the “Company”) announced today that VPII Escrow Corp., a newly formed wholly owned Canadian subsidiary of the Company, has priced $1.6 billion aggregate principal amount of 6.75% senior unsecured notes due 2018 (the “2018 Notes”) and $1.625 billion aggregate principal amount of 7.50% senior unsecured notes due 2021 (together with the 2018 Notes, the “Notes”). The 2018 Notes supplant the previously announced offering of senior unsecured notes due 2023. The Notes offering is expected to close on or about July 12, 2013.

The Company intends to use the net proceeds from the offering, together with proceeds from its recent public offering of common shares and other debt financing, to fund (i) the consideration of its previously disclosed acquisition (the “Merger”) of Bausch + Lomb Holdings Incorporated (“B+L”), (ii) the fees and expenses incurred in connection with the Merger; and (iii) the repayment or retirement of B+L’s outstanding debt.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, neurology and branded generics.

Forward Looking Statements

This press release may contain forward-looking statements, including, but not limited to those related to the Company’s intended use of proceeds, the anticipated closing of the offering and the acquisition and financing of B+L. Forward looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” variations of such words or other words that convey uncertainty of future events or outcome, although not all forward-looking statements contain these identifying words. Our forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside of our control and could cause actual results to differ materially and adversely from those expressed or implied by such statements. Those risks include, but are not limited to: our future economic performance, operating results, financial condition, capital resources or prospects; projections of revenue, expenses, income and losses, earnings (losses) per share, capital expenditures, dividends, growth rates or other financial items; market or industry trends, legal or regulatory developments; future events; the anticipated effect of acquisitions, litigation, new (or changes to existing) laws, regulations or accounting principles or other matters on our business, economic performance, operating results, financial condition, capital resources or prospects; our plans, objectives and strategies for future operations or otherwise; and our expectations and beliefs. Information concerning potential factors that could affect the Company’s financial results is included in the Company’s most recent annual or quarterly report and detailed from time to time in the Company’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

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